UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

HSBC HOLDINGS PLC

(Exact Name of Registrant as Specified in its Charter)

England and Wales	None
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8 Canada Square

London E14 5HQ

United Kingdom

(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.336% Fixed Rate/Floating Rate Senior Unsecured Notes due 2026	New York Stock Exchange
7.390% Fixed Rate/Floating Rate Senior Unsecured Notes due 2028	New York Stock Exchange
8.113% Fixed Rate/Floating Rate Subordinated Unsecured Notes due 2033	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-253632

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

On February 26, 2021, HSBC Holdings plc (the Registrant) filed with the Securities and Exchange Commission (the Commission) a Registration Statement on Form F-3 (File No. 333-253632) (the Registration Statement) relating to, among other securities, senior and subordinated unsecured securities of the Registrant.

On February 26, 2021, the Registrant filed with the Commission pursuant to Rule 415 under the Securities Act of 1933, as amended (the Securities Act), the base prospectus dated February 26, 2021 (the Prospectus), as supplemented by the prospectus supplement dated October 26, 2022 in relation to the 7.336% Fixed Rate/Floating Rate Senior Unsecured Notes due 2026 and the 7.390% Fixed Rate/Floating Rate Senior Unsecured Notes due 2028 (the Senior Notes Prospectus Supplement) and the prospectus supplement dated October 26, 2022 in relation to the 8.113% Fixed Rate/Floating Rate Subordinated Unsecured Notes due 2033 (the Subordinated Notes Prospectus Supplement). The Prospectus, the Senior Notes Prospectus Supplement and the Subordinated Notes Prospectus Supplement are incorporated herein by reference to the extent set forth below.

Item 1.	Description of Registrant’s Securities to be Registered.

Reference is made to the information set forth on pages 10 through 26 (under “Description of Debt Securities”) of the Prospectus and pages 45 through 55 (under “Taxation”) of the Prospectus, all of which information is incorporated by reference in this registration statement.

Reference is also made to the information set forth on page S-28 (under “Risk Factors—Risks Relating to the Notes—We may issue securities pari passu with the Notes and/or secured debt”) of the Senior Notes Prospectus Supplement, pages S-40 through S-61 (under “Description of the Notes”) of the Senior Notes Prospectus Supplement and page S-63 (under “Taxation”) of the Senior Notes Prospectus Supplement, all of which information is incorporated by reference in this registration statement.

Reference is also made to the information set forth on page S-24 (under “Risk Factors—Risks Relating to the Notes—We may issue securities pari passu with the Notes”) of the Subordinated Notes Prospectus Supplement, pages S-36 through S-51 (under “Description of the Notes”) of the Subordinated Notes Prospectus Supplement and page S-53 (under “Taxation”) of the Subordinated Notes Prospectus Supplement, all of which information is incorporated by reference in this registration statement.

Item 2.	Exhibits.

The following exhibits shall be, or have been, filed with the New York Stock Exchange, Inc. or the Commission:

1.

Indenture dated as of August 26, 2009 by and among the Registrant, The Bank of New York Mellon, as trustee, and HSBC Bank USA, National Association, as paying agent, registrar and exchange rate agent (incorporated herein by reference to Exhibit 4.1(c) to the Registrant’s Post-Effective Amendment No. 1 to Registration Statement on Form F-3) (File No. 333-158065) (the “Senior Base Indenture”).

2.

Indenture dated as of March 12, 2014 by and among the Registrant, The Bank of New York Mellon, as trustee, and HSBC Bank USA, National Association, as paying agent, registrar and exchange rate agent (incorporated herein by reference to Exhibit 4.1(a) to the Registrant’s Registration Statement on Form F-3) (File No. 333-180288) (the “Subordinated Base Indenture”).

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3.

First Supplemental Indenture to the Senior Base Indenture dated as of March 8, 2016 by and among the Registrant, The Bank of New York Mellon, as trustee, and HSBC Bank USA, National Association, as paying agent, registrar and calculation agent (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Form 6-K (File No. 001-14930) dated March 8, 2016).

4.

Second Supplemental Indenture to the Senior Base Indenture dated as of May 25, 2016 by and among the Registrant, The Bank of New York Mellon, as trustee, and HSBC Bank USA, National Association, as paying agent, registrar and calculation agent (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Form 6-K (File No. 001-14930) dated May 25, 2016).

5.

Fourth Supplemental Indenture to the Senior Base Indenture dated as of March 13, 2017 by and among the Registrant, the Bank of New York Mellon, as trustee, and HSBC Bank USA, National Association, as paying agent, registrar and calculation agent (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Form 6-K (File No. 001-14930) dated March 13, 2017).

6.

Sixth Supplemental Indenture to the Senior Base Indenture dated as of May 18, 2018 by and among the Registrant, the Bank of New York Mellon, as trustee, and HSBC Bank USA, National Association, as paying agent, registrar and calculation agent (incorporated herein by reference to Exhibit 4.4 to the Registrant’s Form 6-K (File No. 001-14930) dated May 18, 2018).

7.

Twenty-seventh Supplemental Indenture to the Senior Base Indenture dated as of November 3, 2022 by and among the Registrant, the Bank of New York Mellon, London Branch as trustee, and HSBC Bank USA, National Association, as paying agent, registrar and calculation agent (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 6-K (File No. 001-14930) dated November 3, 2022.

8.

First Supplemental Indenture to the Subordinated Base Indenture dated as of March 12, 2014 by and among the Registrant, The Bank of New York Mellon, as trustee, and HSBC Bank USA, National Association, as paying agent, registrar and exchange rate agent (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Form 6-K (File No. 001-14930) dated March 12, 2014).

9.

Second Supplemental Indenture to the Subordinated Base Indenture dated as of August 18, 2015 by and among the Registrant, The Bank of New York Mellon, London Branch, as trustee, and HSBC Bank USA, National Association, as paying agent, registrar and exchange rate agent (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Form 6-K (File No. 001-14930) dated August 18, 2015).

10.

Third Supplemental Indenture to the Subordinated Base Indenture dated as of November 23, 2016 by and among the Registrant, The Bank of New York Mellon, as trustee, and HSBC Bank USA, National Association, as paying agent, registrar and exchange rate agent (incorporated herein by reference to Exhibit 4.3 to the Registrant’s Form 6-K (File No. 001-14930) dated November 23, 2016).

11.

Fifth Supplemental Indenture to the Subordinated Base Indenture dated as of November 3, 2022 by and among the Registrant, the Bank of New York Mellon, as trustee, and HSBC Bank USA, National Association, as paying agent, registrar and calculation agent (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Form 6-K (File No. 001-14930) dated November 3, 2022).

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12.	7.336% Fixed Rate/Floating Rate Senior Unsecured Notes due 2026 (global registered form).

13.	7.390% Fixed Rate/Floating Rate Senior Unsecured Notes due 2028 (global registered form).

14.	8.113% Fixed Rate/Floating Rate Subordinated Unsecured Notes due 2033 (global registered form).

15.

Resolutions of the Board of Directors of the Registrant providing for the issuance of the Senior Unsecured Notes and Subordinated Unsecured Notes (incorporated by reference to Exhibit 8 to the Registrant’s Form 8-A (File No. 001-14930) dated March 24, 2021) dated February 18, 2021.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Registrant: HSBC Holdings plc

By:	/s/ Ewen Stevenson
Name:	Ewen Stevenson
Title:	Group Chief Financial Officer

Date: November 3, 2022

[Signature Page to Form 8-A]

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